Rover Reports Second Quarter 2023 Financial Results
•Second quarter revenue increased to $58.5 million, up 35% year-over-year
•Gross booking value (GBV) of $266.1 million, up 25% year-over-year
•Total bookings of 1.7 million, up 20% year-over-year
•Company raises full year 2023 guidance
SEATTLE, August 1, 2023 (GLOBE NEWSWIRE) -- Rover Group, Inc. (“Rover” or the “Company”) (NASDAQ: ROVR), the world’s largest online marketplace for pet care, today announced financial results for the second quarter ended June 30, 2023.
“Rover delivered a strong quarter, reporting 35% revenue growth and bottom line margin expansion,” said Rover co-founder and CEO, Aaron Easterly. “Our product improvements and expanded marketing efforts drove strong overall performance, while our European markets are showing inspiring progress. Our significant bottom line margin improvement stands out this quarter, demonstrating the operating leverage inherent in our business. We are incredibly proud of how our team is executing and remain confident in achieving our long-term targets.”
Second Quarter 2023 Highlights:
•Revenue increased 35% to $58.5 million, compared to $43.4 million in Q2 2022.
•GBV grew 25% to $266.1 million, compared to $212.8 million in Q2 2022.
•Total Bookings increased 20% to 1.7 million, compared to 1.4 million in Q2 2022. New bookings increased 7% to 279,000, compared to 260,000 in Q2 2022. Repeat bookings increased 23% to 1.5 million, compared to 1.2 million in Q2 2022.
•GAAP net loss and net loss margin were $0.3 million and 0%, including a $6.9 million non-cash impairment charge and a $1.9 million employee retention credit during the quarter, compared to a GAAP net loss and net loss margin of $3.6 million and 8% in Q2 2022.
•Adjusted EBITDA and Adjusted EBITDA margin were $10.5 million and 18%, compared to $4.2 million and 10% in Q2 2022.
Outlook
"As a result of our strong second quarter results and a more encouraging outlook for the remainder of the year, we are again increasing both our revenue and Adjusted EBITDA guidance for 2023,” said Charlie Wickers, Rover CFO. “While we are retaining potential macro economic and health impacts in our forecast, we now expect the peak timing of a recession impact to occur in the mid first half of 2024 versus the previously modeled mid second half of 2023.”

Third Quarter 2023
•Revenue
◦Rover anticipates revenue in the range of $61 - $63 million.
•Adjusted EBITDA
◦Rover anticipates Adjusted EBITDA in the range of $12 - $14 million, a 21% margin at the midpoint of the projected range.
Raised Full Year 2023

•Revenue
◦Rover anticipates revenue in the range of $222 - $227 million, a year-over-year increase of 29% at the midpoint of the projected range.
•Adjusted EBITDA

◦Rover anticipates Adjusted EBITDA in the range of $37 - $41 million, a 17% margin at the midpoint of the projected range.
Both the low and high ends of guidance incorporate the impact of macroeconomic headwinds, including a mild to moderate recession, public health concerns and travel disruptions. The updated guidance range also incorporates a full year of normalized marketing expenses and operating costs compared to a partial year of each in 2022.

In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, Rover has not provided the most directly comparable forward-looking GAAP measure to its Adjusted EBITDA and Adjusted EBITDA margin guidance or a reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable GAAP measure as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation, income tax, change in fair value, and gain or loss from equity method investments. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable. Accordingly, a reconciliation of these forward-looking non-GAAP metrics to their corresponding GAAP equivalent is not available without unreasonable effort. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond Rover's control, Rover is also unable to predict their probable significance. For more information regarding the non-GAAP financial measures discussed in this earnings release, please see "Non-GAAP Financial Measures" below.
Share Repurchase Program
From commencement of purchasing shares in mid-March through July 31, 2023, Rover repurchased approximately 5.6 million shares for an aggregate amount of approximately $26 million (excluding brokers' commissions and excise tax), including approximately 3.6 million shares repurchased for an aggregate amount of approximately $16.5 million (excluding brokers' commissions and excise tax) during the three months ended June 30, 2023.

About Rover
Founded in 2011 and based in Seattle, Rover (NASDAQ: ROVR) is the world’s largest online marketplace for pet care. Rover connects pet parents with pet care providers who offer overnight services, including boarding and in-home pet sitting, as well as daytime services, including doggy daycare, dog walking, and drop-in visits. To learn more about Rover, please visit https://www.rover.com.
Conference Call and Webcast Information
Rover will host a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to discuss its second quarter 2023 financial results and provide commentary on business performance. The conference call may be accessed by registering at the following link: https://register.vevent.com/register/BI9f81d97184c940a0ab20b2163052d9f2. Once registered, you will be provided with a dial-in and conference ID.

The call will contain forward-looking statements and other material information regarding Rover’s financial and operating results and may include material business, financial or other information that is not contained in this earnings press release.
The live webcast and this earnings press release can be accessed from Rover’s investor relations website at https://investors.rover.com/, along with an Investor Presentation and Non-GAAP Reconciliation Supplement posted under the “News & Events - Presentations” section of the same website address. A webcast replay will be available at the same website address shortly after the conclusion of the live event and will be accessible for at least 90 days.
Available Information
Rover announces material information to the public about the Company, its products and services and other matters through a variety of means, including filings with the U.S. Securities and Exchange Commission ("SEC"), press releases, public conference calls, webcasts, its website (www.rover.com), and its Investor Relations website (https://investors.rover.com). Rover uses these channels, as well as social media, including its Twitter account (@RoverDotCom), its LinkedIn account (https://www.linkedin.com/company/roverdotcom/), and its YouTube page (https://www.youtube.com/roverdotcom), to communicate with investors and the public news and developments about Rover and other matters and in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD. Rover encourages investors, the media, and others interested in the Company to review the information it makes public in these locations, as such information could be deemed to be material information.
Forward-Looking Statements
This press release and the earnings call referenced in this press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties. These forward-looking statements include, but are not limited to: Rover’s expectations or predictions of future financial, operational or business performance or conditions, including guidance and projections for the third quarter of 2023 and full year 2023 and long-term targets, future growth, profitability, operating leverage, and margin expectations, marketing and operating expense expectations, and future impacts of product improvements and marketing investments; growth and expansion opportunities outside the United States; expected customer lifetime value trends; customer acquisition and customer experience goals; product portfolio expansion and improvements; macroeconomic, public health, and travel trends and outlooks, including the anticipated timing of any recession; and Rover's share repurchase program authorized to purchase up to $50 million of its Class A common stock. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as "believe," "may," "will," "continue," "anticipate," "target," "potential," "forecast," "assume," "expect," "would," "project," "focus," "achieve," "sustain," "improve," "expand," "further," "remain," "outlook," or similar expressions and the negatives of those terms. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.
The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, (1) general macroeconomic and geopolitical conditions, including public health trends, and their impact on consumer spending patterns, demand for and pricing on the Rover platform, and Rover's business, operating results and financial condition, (2) Rover's ability to retain existing and acquire new pet parents and pet care providers, (3) the strength of Rover's network, effectiveness of its technology, and quality of the offerings provided through the Rover platform, (4) Rover's opportunities and strategies for growth, including investments and improvements, partnerships, distribution channels, acquisitions and international markets, (5) the success of Rover's marketing strategies and investments, (6) investments in new products, initiatives and offerings, and the effect of these investments on Rover's results of operations, (7) Rover's expectations about, its ability to successfully defend, and the outcome of, any known and unknown litigation and regulatory proceedings, (8) Rover's expectations regarding its future operating and financial performance, (9) Rover's ability to match pet parents with high quality and well-priced offerings, (10) assessment of Rover's trust and safety practices, (11) Rover's ability to maintain the security and availability of its platform, (12) Rover's assessment of and strategies to compete with existing and new competitors in existing and new markets and offerings, (13) Rover's ability to identify, recruit, and retain skilled personnel, including key members of senior management, (14) seasonal fluctuations in operating and financial results, (15) Rover's ability to maintain and protect its brand and reputation, (16) legal and regulatory developments and Rover's ability to stay in compliance with laws and regulations, (17) Rover's ability to effectively manage its growth and maintain its corporate culture, and (18) Rover's ability to execute the repurchase program which is dependent on, among other things, developments or changes in economic or market conditions and the securities markets, fluctuations in the trading volume and market price of the Class A common stock, the effects of macroeconomic conditions, Rover's cash commitments, the nature of other acquisition or investment opportunities, Rover's cash flows from operations, and other factors. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see those risks and uncertainties included under the caption "Risk Factors" and elsewhere in Rover's annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in Rover’s other filings with the SEC which are available, free of charge, on the SEC’s website at www.sec.gov and on the Investor Relations page of Rover’s website at https://investors.rover.com/.

Investors are cautioned not to place undue reliance on the forward-looking statements. All information provided in this earnings press release and in the attachments is as of the date hereof and is based on then-current expectations, estimates, forecasts, and projections and the beliefs and assumptions of management. We undertake no duty to update this information unless required by law.
The information that can be accessed through hyperlinks or website addresses included in this press release is deemed not to be incorporated in or part of this press release.

Definitions
•A booking is defined as a single arrangement between a pet parent and pet care provider on the Rover services marketplace, prior to cancellations, which can be for a single night or multiple nights for overnight services, or for a single walk/day/drop-in or multiple walks/days/drop-ins for daytime services. New bookings is defined as the total number of first-time bookings that new users, which Rover refers to as pet parents, book on our platform in a period. Repeat bookings are defined as the total number of bookings from pet parents who have ever had a previous booking on Rover, inclusive of pet parents who had their first booking within the same quarter.
•Gross Booking Value, or GBV, represents the dollar value of bookings on the Rover services marketplace during a period, prior to cancellations, and is inclusive of pet care provider earnings, service fees, add-ons, taxes, and alterations, and is exclusive of tips and Rover's other ancillary revenue streams.
Non-GAAP Financial Measures
To supplement Rover's condensed consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, Rover uses non-GAAP financial measures in this earnings press release and/or its related earnings call, including Adjusted EBITDA, Adjusted EBITDA margin, Contribution, Contribution margin, and non-GAAP operating expenses (collectively, the “Non-GAAP Financial Measures”), each as defined below. A reconciliation of the historical Non-GAAP Financial Measures to their most directly comparable historical GAAP financial measures is presented in tabular form at the end of this earnings press release immediately following the GAAP financial statements. The Non-GAAP Financial Measures are supplemental measures of Rover's performance that are neither required by, nor presented in accordance with, GAAP. The Non-GAAP Financial Measures have limitations as an analytical tool, which limitations are described below, and you should not consider them in isolation, or as a substitute for, GAAP financial measures.
Rover uses the Non-GAAP Financial Measures to evaluate the health of its business, measure its operating performance, identify trends, prepare financial forecasts and make strategic decisions, including those related to operating expenses, as a means to evaluate period-to-period comparisons, and determine incentive compensation. Rover considers the Non-GAAP Financial Measures to be important measures because they help illustrate underlying trends in its business and its historical operating performance on a more consistent basis.
Rover believes that these Non-GAAP Financial Measures, when taken together with their corresponding comparable GAAP financial measure, provide meaningful supplemental information to investors as they provide a basis for period-to-period comparisons of Rover's business by excluding the effect of certain non-cash and cash gains, expenses, losses and variable charges that may not be indicative of its recurring core business, results of operations, or outlook. Rover believes these Non-GAAP Financial Measures are useful to investors because they (1) allow for greater transparency with respect to key metrics used by management in its financial, operational and strategic decision-making and in assessing the health of Rover's business and operating performance, (2) are used by Rover's institutional investors and the analyst community to help them analyze the health of Rover's business, (3) allow investors and others to understand and evaluate Rover's operating results in the same manner as Rover's management and board of directors, and (4) provide a reasonable basis for comparing Rover's ongoing results of operations and those of other companies.
Examples of the limitations of the Non-GAAP Financial Measures include:
•Adjusted EBITDA excludes certain recurring, non-cash charges, such as depreciation of property and equipment and amortization of intangible assets, and although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect changes in, or cash requirements for, Rover's working capital needs;
•Adjusted EBITDA excludes certain restructuring and acquisition and merger-related charges, some or all of which may be settled in cash;
•Adjusted EBITDA and non-GAAP operating expenses exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring non-cash expense in Rover's business as it grows as a company and an important part of its compensation strategy;
•Adjusted EBITDA does not reflect the components of other income (expense), net, which consists primarily of realized and unrealized gains and losses on foreign currency transactions, realized gains and losses from the change in fair value of investments and financial instruments and sales of such investments, and for the three and six months ended June 30, 2023 a $1.9 million employee retention credit;

•Adjusted EBITDA does not reflect period-to-period changes in taxes, income tax expense or the cash necessary to pay income taxes;
•Adjusted EBITDA and non-GAAP general and administrative expense exclude certain legal settlements that may reduce cash available to Rover;
•Adjusted EBITDA does not consider the impact of goodwill and intangible asset impairment;
•these measures exclude significant expenses and income that are required by GAAP to be recorded in Rover's financial statements;
•these measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these Non-GAAP Financial Measures; and
•Rover's calculation of these Non-GAAP Financial Measures may differ from similarly titled non-GAAP financial measures, if any, reported by Rover's peer companies, or those peer companies may use other measures to calculate their financial performance, and therefore Rover's use of the Non-GAAP Financial Measures may not be directly comparable to similarly titled measures of other companies.
To compensate for these limitations, management presents the Non-GAAP Financial Measures in conjunction with GAAP results. Rover encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view the Non-GAAP Financial Measures in conjunction with their respective related GAAP financial measures. In addition, such financial information is unaudited and does not conform to SEC Regulation S-X and as a result such information may be presented differently in Rover's future earnings releases and filings with the SEC.
The Non-GAAP Financial Measures are not indicative of Rover's overall results, an indicator of past or future financial performance, a financial measure of total company profitability, and are not intended to be used as a proxy for total company profitability nor imply profitability for Rover's business. Also, in the future Rover may incur expenses or charges such as those being adjusted in the calculation of these Non-GAAP Financial Measures. Rover's presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items.
Rover defines Adjusted EBITDA as net loss excluding depreciation and amortization (including amortization expense related to capitalized internal use software), stock-based compensation expense, interest expense, interest income, change in fair value, net, other income (expense), net, income tax expense or benefit, certain acquisition and merger-related costs, gain or loss from equity method investments, net of tax, and non-routine items such as goodwill and intangible asset or investment impairment (if any), restructuring costs (if any), transaction-related expenses (if any), and certain legal settlements (if any). Adjusted EBITDA margin as presented in the reconciliation table below is Adjusted EBITDA for a period divided by revenue for the same period.
Beginning with the three and six months ended June 30, 2023, Rover redefined Adjusted EBITDA to omit the impact of a $6.9 million impairment loss on intangible assets and goodwill and to reflect the impact of a $1.9 million employee retention credit that was recorded within other income (expense), net on the condensed consolidated statements of operations for the three and six months ended June 30, 2023. Rover did not have any impairment loss on intangible assets and goodwill or record any employee retention credit during the three and six months ended June 30, 2022. Rover believes the adjustments described above are not indicative of its core operating performance and are useful to investors by enabling them to better assess its operating performance in the context of current period results and provide for better comparability with its historically disclosed Adjusted EBITDA amounts.
Rover defines Contribution as gross profit (loss) plus amortization of intangible assets and amortization of internally developed software, or IDS, included in cost of revenue (exclusive of depreciation and amortization shown separately). Gross profit (loss) is defined as revenue less cost of revenue (exclusive of depreciation and amortization shown separately) and amortization of intangible assets. Gross profit margin is calculated by dividing gross profit (loss) for a period by revenue for the same period. Contribution margin is calculated by dividing Contribution for a period by revenue for the same period.
GAAP operating expenses consist of operations and support expense, marketing expense, product and development expense, and general and administrative expense. Rover defines Non-GAAP operating expenses as GAAP operating expenses excluding the non-cash expenses arising from the grant of stock-based awards, and in the case of non-GAAP general and administrative expense, excluding certain legal settlements (if any). These non-GAAP operating expenses are also presented as a percentage of revenue, which is calculated by dividing the specific non-GAAP operating expense for a period by revenue for the same period.

ROVER GROUP, INC.

Key Business Metrics
(Bookings and users in thousands, GBV dollars in millions, ABV and per-user metrics in units)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2023	2022	2023	2022
Bookings
New Bookings	279	260	486	439
Repeat Bookings	1,459	1,188	2,727	2,172
Total Bookings	1,737	1,448	3,213	2,611
GBV	$266.1	$212.8	$475.6	$366.5
ABV(1)	$153	$147	$148	$140

Total active users(2)	804	684	1,153	966
GBV per user	$331	$311	$412	$379

Recognized take rate(3)	23.3%	21.9%	23.2%	22.0%
Cancellation rate(4)	12.7%	14.1%	12.2%	13.5%

(1)ABV, or average booking value, defined as GBV divided by Total bookings.
(2)Active user defined as unique pet owner with at least one booking in period.
(3)Recognized take rate defined as (Revenue + change in Deferred revenue) divided by GBV.
(4)Cancellation rate defined as Cancelled bookings value divided by GBV.

ROVER GROUP, INC.

Condensed Consolidated Statements of Operations
(in thousands, except for per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2023	2022	2023	2022
Revenue	$58,529	$43,371	$99,649	$71,195
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	12,608	10,521	23,388	18,369
Operations and support	7,800	6,485	14,829	11,840
Marketing	13,379	11,027	22,717	18,358
Product development	8,301	6,647	15,598	13,280
General and administrative	13,679	11,477	26,041	23,017
Depreciation and amortization	1,476	1,175	2,954	2,871
Impairment loss on intangible assets and goodwill	6,916	—	6,916	—
Total costs and expenses	64,159	47,332	112,443	87,735
Loss from operations	(5,630)	(3,961)	(12,794)	(16,540)
Other income (expense), net:
Interest income	2,991	658	5,414	797
Interest expense	(18)	(24)	(36)	(42)
Change in fair value of other investments	801	—	1,115	—
Change in fair value of derivative warrant liabilities	—	—	—	4,579
Other income (expense), net	2,024	(532)	2,128	(788)
Total other income (expense), net	5,798	102	8,621	4,546
Income (loss) before income taxes and equity method investments	168	(3,859)	(4,173)	(11,994)
(Provision for) benefit from income taxes	(70)	227	(71)	216
Loss from equity method investments, net of tax	(351)	—	(665)	—
Net loss	$(253)	$(3,632)	$(4,909)	$(11,778)
Net loss per share attributable to common stockholders:
Basic and diluted	$0.00	$(0.02)	$(0.03)	$(0.07)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	183,623	181,730	183,992	180,707

ROVER GROUP, INC.

Condensed Consolidated Balance Sheets
(in thousands, except for per share data)
(unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$193,039	$58,875
Short-term investments	70,964	191,347
Accounts receivable, net	84,253	53,181
Notes receivable from related parties	—	1,810
Prepaid expenses and other current assets	11,408	6,829
Total current assets	359,664	312,042
Property and equipment, net	19,422	19,518
Operating lease right-of-use assets	17,771	18,871
Intangible assets, net	2,715	6,865
Goodwill	33,159	36,915
Deferred tax asset, net	1,411	1,306
Long-term investments	5,216	22,463
Investment in equity securities in related parties	3,760	—
Other noncurrent assets	728	281
Total assets	$443,846	$418,261
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,800	$5,354
Accrued compensation and related expenses	5,354	6,644
Accrued expenses and other current liabilities	24,418	22,694
Deferred revenue	16,390	5,544
Pet parent deposits	69,452	40,783
Pet care provider liabilities	2,654	3,319
Operating lease liabilities, current portion	2,545	2,727
Total current liabilities	126,613	87,065
Operating lease liabilities, net of current portion	20,716	22,208
Other noncurrent liabilities	966	714
Total liabilities	148,295	109,987
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000 shares authorized as of June 30, 2023 and December 31, 2022; no shares issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Class A common stock, $0.0001 par value, 990,000 shares authorized as of June 30, 2023 and December 31, 2022; 183,158 and 184,526 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	18	18
Additional paid-in capital	662,690	651,659
Accumulated other comprehensive loss	(204)	(1,098)
Accumulated deficit	(366,953)	(342,305)
Total stockholders’ equity	295,551	308,274
Total liabilities and stockholders’ equity	$443,846	$418,261

ROVER GROUP, INC.

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,

	2023	2022
OPERATING ACTIVITIES
Net loss	$(4,909)	$(11,778)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	10,443	9,144
Depreciation and amortization	6,526	6,325
Non-cash operating lease costs	1,100	1,502
Impairment loss on intangible assets and goodwill	6,916	—
Change in fair value of other investments	(1,115)	—
Change in fair value of derivative warrant liabilities	—	(4,579)
Net accretion of investment discounts	(2,405)	(76)
Deferred income taxes	(47)	(246)
Loss on disposal of property and equipment	79	16
Loss from equity method investments	665	—
Changes in operating assets and liabilities:
Accounts receivable	(31,071)	(12,168)
Prepaid expenses and other current assets	(4,574)	28
Other noncurrent assets	(448)	14
Accounts payable	445	636
Accrued expenses and other current liabilities	352	(1,277)
Deferred revenue and pet parent deposits	39,515	34,540
Pet care provider liabilities	(666)	(6,915)
Operating lease liabilities	(1,674)	(1,687)
Other noncurrent liabilities	251	131
Net cash provided by operating activities	19,383	13,610
INVESTING ACTIVITIES
Purchases of property and equipment	(400)	(389)
Capitalization of internal-use software	(4,152)	(3,727)
Acquisition of businesses, net of cash acquired	—	(5,711)
Purchases of equity securities in related parties	(1,500)	—
Purchases of available-for-sale securities	(48,476)	(174,328)
Proceeds from sales of available-for-sale securities	57,800	—
Maturities of available-for-sale securities	131,514	12,600
Net cash provided by (used in) investing activities	134,786	(171,555)
FINANCING ACTIVITIES
Proceeds from exercise of stock options and issuance of common stock	3,000	3,791
Redemption of stock warrants	—	(7)
Repurchases of common stock	(19,667)	—
Taxes paid related to settlement of equity awards	(3,374)	(1,301)
Net cash (used in) provided by financing activities	(20,041)	2,483
Effect of exchange rate changes on cash and cash equivalents	36	(105)
Net increase (decrease) in cash and cash equivalents	134,164	(155,567)
Cash and cash equivalents, beginning of period	58,875	278,904
Cash and cash equivalents, end of period	$193,039	$123,337
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes	$396	$45
Cash paid for interest	—	7
NON-CASH INVESTING AND FINANCING ACTIVITIES
Conversion of promissory notes to equity security investment in related parties	2,345	—
Reclassification of certain derivative warrant liabilities to equity upon exercise	—	15,356
Recognition of indemnity holdback liabilities upon acquisition of businesses	—	1,563
Stock-based compensation capitalized to internal-use software	964	402

ROVER GROUP, INC.

Adjusted EBITDA Reconciliation
(in thousands, except for margins)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2023	2022	2023	2022
Revenue	$58,529	$43,371	$99,649	$71,195
Adjusted EBITDA reconciliation:
Net loss	$(253)	$(3,632)	$(4,909)	$(11,778)
Add (deduct):
Depreciation and amortization (1)	3,292	2,897	6,526	6,325
Stock-based compensation expense (2)	5,938	4,834	10,443	9,144
Interest expense	18	24	36	42
Interest income	(2,991)	(658)	(5,414)	(797)
Change in fair value, net (3)	(801)	—	(1,115)	(4,579)
Other income (expense), net	(2,024)	532	(2,128)	788
(Provision for) benefit from income taxes	70	(227)	71	(216)
Loss from equity method investments, net of tax	351	—	665	—
Acquisition and merger-related costs (4)	—	410	—	490
Impairment loss on intangible assets and goodwill (5)	6,916	—	6,916	—
Adjusted EBITDA	$10,516	$4,180	$11,091	$(581)
Net loss margin (6)	0%	(8%)	(5%)	(17%)
Adjusted EBITDA margin (7)	18%	10%	11%	(1%)
__________________
(1)Depreciation and amortization includes amortization expense related to capitalized internal use software, which is recognized as cost of revenue (exclusive of depreciation and amortization shown separately) in the condensed consolidated statements of operations.
(2)Stock-based compensation expense includes equity granted to employees as well as non-employee directors.
(3)Change in fair value, net includes the mark-to-market adjustments related to the Warrant liabilities in connection with the deSPAC transaction and the change in fair value of an equity method investment.
(4)Acquisition and merger-related costs include accounting, legal, consulting and travel-related expenses incurred in connection with the Caravel merger and other business combinations.
(5)Impairment loss on intangible assets and goodwill includes the full write-off of $3.2 million of intangible assets and $3.8 million of goodwill related to GoodPup.
(6)Net loss margin is net loss for a period divided by revenue for the same period.
(7)Adjusted EBITDA margin is Adjusted EBITDA for a period divided by revenue for the same period.

ROVER GROUP, INC.

Other Non-GAAP Financial Measures Reconciliations
(in thousands, except for percentages)
(unaudited)

	Three Months Ended June 30,
	2023		2022
	Amount	%	Amount	%
Revenue	$58,529	100%	$43,371	100%
Less: Cost of revenue (exclusive of depreciation and amortization shown separately)	(12,608)		(10,521)
Less: Amortization of intangible assets	(495)		(736)
Gross profit	45,426		32,114
Gross profit margin	78%		74%
Add: Amortization of intangible assets	495		736
Add: Internally developed software amortization included in Cost of revenue (exclusive of depreciation and amortization shown separately)	1,815		1,721
Non-GAAP contribution	$47,736		$34,571
Non-GAAP contribution margin (1)	82%		80%

Operations and support expense	$7,800	13%	$6,485	15%
Less: Stock-based compensation expense	(543)	(1)	(393)	(1)
Non-GAAP operations and support expense	$7,257	12%	$6,092	14%

Marketing expense	$13,379	23%	$11,027	25%
Less: Stock-based compensation expense	(264)	(1)	(305)	(1)
Non-GAAP marketing expense	$13,115	22%	$10,722	24%

Product development expense	$8,301	14%	$6,647	15%
Less: Stock-based compensation expense	(1,605)	(3)	(1,474)	(3)
Non-GAAP product development expense	$6,696	11%	$5,173	12%

General and administrative expense	$13,679	23%	$11,477	26%
Less: Stock-based compensation expense	(3,526)	(6)	(2,662)	(6)
Non-GAAP general and administrative expense	$10,153	17%	$8,815	20%

(1)Non-GAAP Contribution margin is calculated by dividing Non-GAAP Contribution for a period by revenue for the same period.

	Six Months Ended June 30,
	2023		2022
	Amount	%	Amount	%
Revenue	$99,649	100%	$71,195	100%
Less: Cost of revenue (exclusive of depreciation and amortization shown separately)	(23,388)		(18,369)
Less: Amortization of intangible assets	(990)		(939)
Gross profit	75,271		51,887
Gross profit margin	76%		73%
Add: Amortization of intangible assets	990		939
Add: Internally developed software amortization included in Cost of revenue (exclusive of depreciation and amortization shown separately)	3,571		3,453
Non-GAAP contribution	$79,832		$56,279
Non-GAAP contribution margin (1)	80%		79%

Operations and support expense	$14,829	15%	$11,840	17%
Less: Stock-based compensation expense	(971)	(1)	(741)	(1)
Non-GAAP operations and support expense	$13,858	14%	$11,099	16%

Marketing expense	$22,717	23%	$18,358	26%
Less: Stock-based compensation expense	(527)	(1)	(556)	(1)
Non-GAAP marketing expense	$22,190	22%	$17,802	25%

Product development expense	$15,598	16%	$13,280	19%
Less: Stock-based compensation expense	(2,703)	(3)	(2,864)	(4)
Non-GAAP product development expense	$12,895	13%	$10,416	15%

General and administrative expense	$26,041	26%	$23,017	32%
Less: Stock-based compensation expense	(6,242)	(6)	(4,983)	(7)
Non-GAAP general and administrative expense	$19,799	20%	$18,034	25%

(1)Non-GAAP Contribution margin is calculated by dividing Non-GAAP Contribution for a period by revenue for the same period.

Contacts:

MEDIA
pr@rover.com
Kristin Sandberg
(360) 510-6365

INVESTORS
walter.ruddy@rover.com
Walter Ruddy
(206) 715-2369